   EXHIBIT 10.10a

AMENDMENT
OF
TRIBUNE COMPANY
EMPLOYEE STOCK PURCHASE PLAN

RESOLVED, that the Board of Directors of the Company hereby designates as “qualified subsidiaries” of the Company for purposes of the Tribune Company Employee Stock Purchase Plan (the “Plan”) all existing direct or indirect majority-owned subsidiaries of the Company including, without limitation, all majority-owned subsidiaries which were previously part of The Times Mirror Company (except for those subsidiaries comprising the Times Mirror Magazine group, the Jeppesen Sandersen business and AchieveGlobal, Inc.);

FURTHER RESOLVED, that the Board of Directors of the Company deems it advisable to delegate to the Tribune Company Employee Benefits Committee the authority to designate “qualified subsidiaries” for purposes of the Plan and to amend the terms of the Plan to effect this delegation of authority as follows:

By deleting the lead-in clause of Section 3 of the Plan in its entirety and, in lieu thereof, replacing that provision with the following:

     "3.   Eligibility. All regular employees of Tribune Company, and of each qualified subsidiary of Tribune Company which may be designated by Tribune Company's Employee Benefits Committee, other than:"

FURTHER RESOLVED, that the Secretary or Assistant Secretary of the Company is hereby authorized and empowered to take all steps necessary to effect the foregoing resolutions, including to execute and file or deliver such documents as may be required by law or as may be deemed necessary or proper in connection with the matters set forth in this resolution.

*       *        *

     I, Mark W. Hianik, Assistant Secretary for Tribune Company (the “Company”), hereby certify that the foregoing is a correct copy of resolutions duly adopted by the Board of Directors of the Company on July 18, 2000.

/s/ Mark W. Hianik Mark W. Hianik